Exhibit 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004, relating to the financial statements and financial statement schedule of Curon Medical, Inc. which appears in Curon Medical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP San Jose, California December 14, 2004